Exhibit 99.1

PRESS RELEASE	Contact:	Richard P. Smith
For Immediate Release	President & CEO (530) 898-0300

TRICO BANCSHARES ANNOUNCES QUARTERLY RESULTS

CHICO, Calif. – (April 26, 2018) – TriCo Bancshares (NASDAQ: TCBK) (the “Company”), parent company of Tri Counties Bank, today announced net income of $13,910,000 for the quarter ended March 31, 2018, compared to $12,079,000 for the quarter ended March 31, 2017. Diluted earnings per share were $0.60 for the quarter ended March 31, 2018, compared to $0.52 for the quarter ended March 31, 2017. Net income before taxes was $19,350,000 and $19,431,000 for the quarters ended March 31, 2018 and 2017, respectively. Net income for the quarter ended March 31, 2018 includes the effect of a change in the Company’s Federal tax rate from 35% to 21% that resulted from the Tax Cuts and Jobs Act of 2017 that was effective on January 1, 2018.    During the quarter ended March 31, 2018, income tax expense was $2,020,000 lower than it would have been, and net income was $2,020,000 higher than it would have been, had the tax rate not changed. Also, affecting net income during the quarter ended March 31, 2018 was $476,000 of merger and acquisition expenses related to the proposed merger with FNB Bancorp (“FNBB”) previously announced on December 11, 2017 compared to no merger and acquisition expense recorded in the quarter ended March 31, 2017.

Performance highlights and other developments for the Company during the quarter ended March 31, 2018 included the following:

•	Total loan balances averaged $3,028,178,000 during the three months ended March 31, 2018 representing a $269,634,000 (9.8%) increase compared to the quarter ended March 31, 2017.

•	The average rate of interest paid on deposits, including the effect of noninterest-bearing deposits, remained low at 0.11%.

The following is a summary of the components of the Company’s consolidated net income, average common shares, and average diluted common shares outstanding for the periods indicated:

	Three months ended
	March 31,
(dollars and shares in thousands)	2018	2017	$ Change	% Change
Net Interest Income	$44,986	$41,993	$2,993	7.1%
Reversal of provision for loan losses	236	1,557	(1,321)
Noninterest income	12,290	11,703	587	5.0%
Noninterest expense	(38,162)	(35,822)	(2,340)	6.5%
Provision for income taxes	(5,440)	(7,352)	1,912	(26.0%)

Net income	$13,910	$12,079	$1,831	15.2%

Average common shares	22,956	22,870	86	0.4%
Average diluted common shares	23,283	23,232	51	0.2%

The following is a summary of certain of the Company’s consolidated assets and deposits as of the dates indicated:

Ending balances	As of March 31,
($’s in thousands)	2018	2017	$ Change	% Change
Total assets	$4,779,957	$4,527,954	$252,003	5.6%
Total loans	3,069,733	2,761,192	308,541	11.2%
Total investments	1,251,776	1,168,812	82,964	7.1%
Total deposits	$4,084,404	$3,898,884	$185,520	4.8%

Qtrly avg balances	As of March 31,
($’s in thousands)	2018	2017	$ Change	% Change
Total assets	$4,741,227	$4,493,657	$247,570	5.5%
Total loans	3,028,178	2,758,544	269,634	9.8%
Total investments	1,261,554	1,174,519	87,035	7.4%
Total deposits	$4,004,332	$3,862,793	$141,539	3.7%

The Company’s primary source of revenue is net interest income, or the difference between interest income on interest-earning assets and interest expense on interest-bearing liabilities. Included in the Company’s net interest income is interest income from municipal bonds that is almost entirely exempt from Federal income tax. These municipal bonds are classified as investments – nontaxable, and the Company may present the interest income from these bonds on a fully tax equivalent (FTE) basis.

Loans acquired through purchase, or acquisition of other banks, are classified by the Company as Purchased Not Credit Impaired (PNCI), Purchased Credit Impaired – cash basis (PCI – cash basis), or Purchased Credit Impaired – other (PCI – other). Loans not acquired in an acquisition or otherwise “purchased” are classified as “originated”. Often, such purchased loans are purchased at a discount to face value, and part of this discount is accreted into (added to) interest income over the remaining life of the loan. A loan may also be purchased at a premium to face value, in which case, the premium is amortized into (subtracted from) interest income over the remaining life of the loan. Generally, as time goes on, the effects of loan discount accretion and loan premium amortization decrease as the purchased loans mature or pay off early. Upon the early pay off of a loan, any remaining (unaccreted) discount or (unamortized) premium is immediately taken into interest income; and as loan payoffs may vary significantly from quarter to quarter, so may the impact of discount accretion and premium amortization on interest income. Further details regarding interest income from loans, including fair value discount accretion, may be found under the heading “Supplemental Loan Interest Income Data” in the Consolidated Financial Data table at the end of this announcement.

Following is a summary of the components of net interest income for the periods indicated (dollars in thousands):

	Three months ended
	March 31,
(dollars and shares in thousands)	2018	2017	$ Change	% Change
Interest income	$47,121	$43,484	$3,637	8.4%
Interest expense	(2,135)	(1,491)	(644)	43.2%
FTE adjustment	312	625	(313)	(50.1%)

Net interest income (FTE)	$45,298	$42,618	$2,680	6.3%

Net interest margin (FTE)	4.14%	4.13%

Purchased loan discount accretion:
Amount (included in interest income)	$632	$1,541
Effect on average loan yield	0.08%	0.22%
Effect on net interest margin (FTE)	0.06%	0.15%
Interest income recovered via loan sales:
Amount (included in interest income)	—	—
Effect on average loan yield	0.00%	0.00%
Effect on net interest margin (FTE)	0.00%	0.00%

The following table shows the components of net interest income and net interest margin on a fully tax-equivalent (FTE) basis for the periods indicated:

ANALYSIS OF CHANGE IN NET INTEREST MARGIN ON EARNING ASSETS

(unaudited, dollars in thousands)

	Three Months Ended			Three Months Ended			Three Months Ended
	March 31, 2018			December 31, 2017			March 31, 2017
	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate
Assets
Earning assets
Loans	$3,028,178	$38,049	5.03%	$2,948,277	$38,194	5.18%	$2,758,544	$34,914	5.06%
Investments - taxable	1,125,394	7,658	2.72%	1,118,547	7,459	2.67%	1,038,229	7,094	2.73%
Investments - nontaxable	136,160	1,353	3.97%	136,321	1,666	4.89%	136,290	1,666	4.89%
Cash at Federal Reserve and other banks	90,864	373	1.64%	86,511	267	1.23%	197,406	435	0.88%

Total earning assets	4,380,596	47,433	4.33%	4,289,656	47,586	4.44%	4,130,469	44,109	4.27%

Other assets, net	360,631			369,021			363,188

Total assets	$4,741,227			$4,658,677			$4,493,657

Liabilities and shareholders’ equity
Interest-bearing
Demand deposits	$994,206	211	0.08%	$964,827	210	0.09%	$907,104	127	0.06%
Savings deposits	1,371,377	411	0.12%	1,380,384	430	0.12%	1,376,048	424	0.12%
Time deposits	306,514	474	0.62%	307,446	422	0.55%	331,789	343	0.41%
Other borrowings	107,781	342	1.27%	61,769	141	0.91%	17,483	2	0.05%
Junior subordinated debt	56,882	697	4.90%	56,837	665	4.68%	56,690	595	4.20%

Total interest-bearing liabilities	2,836,760	2,135	0.30%	2,771,263	1,868	0.27%	2,689,114	1,491	0.22%

Noninterest-bearing deposits	1,332,235			1,308,765			1,247,852
Other liabilities	66,219			65,642			71,880
Shareholders’ equity	506,013			513,007			484,811

Total liabilities and shareholders’ equity	$4,741,227			$4,658,677			$4,493,657

Net interest rate spread			4.03%			4.17%			4.05%
Net interest income/net interest margin (FTE)		45,298	4.14%		45,718	4.26%		42,618	4.13%

FTE adjustment		(312)			(625)			(625)

Net interest income (not FTE)		$44,986			$45,093			$41,993

Purchase loan discount accretion effect:
Amount (included in interest income)		$632			$1,489			$1,541
Effect on avg loan yield		0.08%			0.20%			0.22%
Effect on net interest margin		0.06%			0.14%			0.15%
Loan sale effect:
Amount (included in interest income)		—			—			—
Effect on avg loan yield		0.00%			0.00%			0.00%
Effect on net interest margin		0.00%			0.00%			0.00%

Net interest income (FTE) during the three months ended March 31, 2018 increased $2,680,000 (6.3%) to $45,298,000 compared to $42,618,000 during the three months ended March 31, 2017. The increase in net interest income (FTE) was due primarily to increases in the average balance of loans and investments that were partially offset by an increase in other borrowings, a 3 basis point decrease in yield on loans, and an 8 basis point increase in the average rate paid on interest-bearing liabilities compared to the three months ended March 31, 2017.    The 3 basis point decrease in loan yields from 5.06% during the three months ended March 31, 2017 to 5.03% during the three months ended March 31, 2018 was due to a decrease in purchased loan discount accretion from $1,541,000 during the three months ended March 31, 2017 to $632,000 during the three months ended March 31, 2018. This decrease in purchased loan discount accretion reduced loan yields by 14 basis points, and net interest margin by 9 basis points, but was substantially offset by increases in new and renewed loan yields due to increases in market yields. The 8 basis point increase in the average rate paid on interest-bearing liabilities was primarily due to increases in market rates that increased the rates the Company pays on its overnight borrowings and junior subordinated debt.

Also affecting net interest margin during the three months ended March 31, 2018, was the decrease in the Federal tax rate from 35% to 21%. This decrease in the Federal tax rate caused the fully tax-equivalent (FTE) yield on the Company’s nontaxable investments to decrease from 4.89% during the three months ended March 31, 2017 to 3.97% during the three months ended March 31, 2018, and resulted in net interest income (FTE) being $312,000, or 2 basis points, less than it otherwise would have been.

The negative impact on net interest margin from these decreases in average loan and nontaxable investments yields was offset by the positive impact of an increase in average loan balances and a decrease in the average balance of lower yielding interest earning cash compared to the year-ago quarter.

The table below that sets forth a summary of the changes in interest income and interest expense from changes in average asset and liability balances (volume) and changes in average interest yields and rates for each category of interest earning asset and interest paying liability for the periods indicated:

	Three months ended March 31, 2018 compared with three months ended March 31, 2017
	Volume	Yield/ Rate	Total
Increase (decrease) in interest income:
Loans	$3,411	$(276)	$3,135
Investments - taxable	595	(31)	564
Investments - nontaxable	(2)	(311)	(313)
Federal funds sold	(234)	172	(62)

Total	3,770	(446)	3,324

Increase (decrease) in interest expense:
Demand deposits (interest-bearing)	13	71	84
Savings deposits	(1)	(12)	(13)
Time deposits	(26)	157	131
Other borrowings	11	329	340
Junior subordinated debt	2	100	102

Total	(1)	645	644

Increase (decrease) in net interest income	$3,771	$(1,091)	$2,680

The Company recorded a reversal of provision for loan losses of $236,000 during the three months ended March 31, 2018 compared to a reversal of provision for loan losses of $1,557,000 during the three months ended March 31, 2017. The $236,000 reversal of provision for loan losses during the three months ended March 31, 2018 was due primarily to a decrease in the balance of performing/unimpaired but substandard loans during the three months ended March 31, 2018. Nonperforming loans were $24,381,000, or 0.79% of loans outstanding as of March 31, 2018, compared to $24,394,000, or 0.81% of loans outstanding as of December 31, 2017, and $19,511,000, or 0.71% of loans outstanding as of March 31, 2017. Net loan charge-offs during the three months ended March 31, 2018 were $114,000.

The following table presents the key components of noninterest income for the periods indicated:

	Three months ended
	March 31,
(dollars in thousands)	2018	2017	$ Change	% Change
Service charges on deposit accounts	$3,779	$3,619	$160	4.4%
ATM fees and interchange	4,235	4,015	220	5.5%
Other service fees	714	765	(51)	(6.7%)
Mortgage banking service fees	517	521	(4)	(0.8%)
Change in value of mortgage servicing rights	111	(13)	124	(953.8%)

Total service charges and fees	9,356	8,907	449	5.0%

Gain on sale of loans	626	910	(284)	(31.2%)
Commission on nondeposit investment products	876	607	269	44.3%
Increase in cash value of life insurance	608	685	(77)	(11.2%)
Change in indemnification asset	—	(221)	221	(100.0%)
Gain on sale of foreclosed assets	371	118	253	214.4%
Other noninterest income	453	697	(244)	(35.0%)

Total other noninterest income	2,934	2,796	138	4.9%

Total noninterest income	$12,290	$11,703	$587	5.0%

Noninterest income increased $587,000 (5.0%) to $12,290,000 during the three months ended March 31, 2018 compared to the three months ended March 31, 2017. The increase in noninterest income was due to the changes noted in the table above. The $269,000 increase in commissions on nondeposit investment products was due to continued focus in this area. The $253,000 increase in gain on sale of foreclosed assets was due to the sale of six foreclosed properties each of which had increases in property values since they were foreclosed. The $221,000 increase in change in indemnification asset was due to a $221,000 decrease in the indemnification asset during the first quarter of 2017, and no change during the first quarter of 2018 as the Company and the FDIC terminated their loss sharing agreements during the second quarter of 2017. The $220,000 increase in ATM fees and interchange revenue was due primarily to increased interchange revenue. The $160,000 increase in service charges on deposit accounts was due primarily to increased monthly service charges that were partially offset by a decrease in nonsufficient funds fees. The $284,000 decrease in gain on sale of loans was due primarily to decreased residential mortgage refinance activity compared to the year-ago quarter. The $244,000 decrease in other noninterest income was due primarily to a decrease in lease brokerage revenue.

The following table presents the key components of the Company’s noninterest expense for the periods indicated:

	Three months ended
	March 31,
(dollars in thousands)	2018	2017	$ Change	% Change
Base salaries, overtime and temporary help, net of deferred loan origination costs	$13,962	$13,390	$572	4.3%
Commissions and incentives	2,452	2,198	254	11.6%
Employee benefits	5,238	5,305	(67)	(1.3%)

Total salaries and benefits expense	21,652	20,893	759	3.6%

Occupancy	2,681	2,692	(11)	(0.4%)
Equipment	1,551	1,723	(172)	(10.0%)
Data processing and software	2,514	2,396	118	4.9%
ATM and POS network charges	1,226	853	373	43.7%
Telecommunications	701	643	58	9.0%
Postage	358	404	(46)	(11.4%)
Courier service	267	254	13	5.1%
Advertising	838	967	(129)	(13.3%)
Assessments	430	405	25	6.2%
Operational losses	294	435	(141)	(32.4%)
Professional fees	773	766	7	0.8%
Foreclosed assets expense	24	38	(14)	(36.8%)
Provision for (reversal of) foreclosed asset losses	90	(66)	156	(236.4%)
Change in reserve for unfunded commitments	700	15	685	4566.7%
Intangible amortization	339	359	(20)	(5.6%)
Merger and acquisition expense	476	—	476
Other miscellaneous expense	3,248	3,045	203	6.7%

Total other noninterest expense	16,510	14,929	1,581	10.6%

Total noninterest expense	$38,162	$35,822	$2,340	6.5%

Average full time equivalent employees	1,002	1,015	(13)	(1.3%)
Merger & acquisition expense:
Professional fees	$355	—
Miscellaneous other expense	121	—

Total merger & acquisition expense	$476	—

Salary and benefit expenses increased $759,000 (3.6%) to $21,652,000 during the three months ended March 31, 2018 compared to $20,893,000 during the three months ended March 31, 2017. Base salaries, net of deferred loan origination costs increased $572,000 (4.3%) to 13,962,000.    The increase in base salaries was due to annual merit increases, and the addition of employees with base salaries above the average base salary that were partially offset by a 1.3% decrease in average full time equivalent employees to 1,002 from 1,015 in the year-ago quarter. Commissions and incentive compensation increased $254,000 (11.6%) to $2,452,000 during the three months ended March 31, 2018 compared to the year-ago quarter due primarily to increases in management, back-office and nondeposit investment product sales incentives that were partially offset by decreased commissions on loans and other sales incentives. Benefits & other compensation expense decreased $67,000 (1.3%) to $5,238,000 during the three months ended March 31, 2018 due primarily to decreases in group medical, workers compensation insurance, retirement (ESOP) expenses, that were partially offset by an increase in employer payroll tax expense.

Other noninterest expense increased $1,581,000 (10.6%) to $16,510,000 during the three months ended March 31, 20018 compared to the three months ended March 31, 2017.    The increase in other noninterest expense was due to the changes noted in the table above. The $685,000 increase in change in reserve for unfunded commitments was due to an increase in unfunded construction loan commitments. The $118,000 and $373,000 increases in data processing and software expense and ATM & POS network charges, respectively, were due primarily to system enhancements and capacity expansion. The $172,000 decrease in equipment expense was due to decreased equipment rental, repair and maintenance. During the three months ended March 31, 2018, the Company incurred $476,000 of merger related expense associated with the proposed merger with FNBB of which $343,000 is nondeductible for tax purposes.

The effective combined Federal and State income tax rate on income was 28.1% and 37.8% for the three months ended March 31, 2018 and 2017, respectively. This decrease in effective combined Federal and State income tax rate was due primarily to a decrease in the Federal tax rate from 35% to 21% effective January 1, 2018. The effective combined Federal and State income tax rate was greater than the Federal statutory tax rate due to State income tax expense of $2,207,000 and $2,134,000, for the three months ended March 31, 2018 and 2017, respectively, that were partially offset by the effects of tax-exempt income of $1,041,000 and $1,041,000, respectively, from investment securities, $608,000 and $792,000, respectively, from increase in cash value of life insurance, low-income housing tax credits of $190,000 and $121,000, respectively, $1,000 and $90,000, respectively, of equity compensation excess tax benefits, and $343,000 of nondeductible merger expense during the three months ended March 31, 2018. The low income housing tax credits and the equity compensation excess tax benefits represent direct reductions in tax expense.

The provisions for income taxes applicable to net income before taxes differ from amounts computed by applying the statutory Federal income tax rates to income before taxes. The effective tax rate and the statutory federal income tax rate are reconciled for the periods indicated as follows:

	Three months ended
	March 31,
	2018	2017
Federal statutory income tax rate	21.0%	35.0%
State income taxes, net of federal tax benefit	9.0	6.9
Tax-exempt interest on municipal obligations	(1.1)	(1.9)
Increase in cash value of insurance policies	(0.7)	(1.4)
Low income housing tax credits	(1.0)	(0.6)
Equity compensation	—	(0.5)
Nondeductible merger expenses	0.4	—
Other	0.5	0.3

Effective Tax Rate	28.1%	37.8%

The Company’s financial statements are prepared in conformity with generally accepted accounting principles in the United States of America (GAAP). The Company uses certain non-GAAP measures to provide supplemental information regarding performance.    Net income and the effective tax rate for the three months ended March 31, 2018 include the effects of $476,000 of expenses related to the proposed merger with FNBB, of which $343,000 is non-deductible for taxes.    Net income for the three months ended March 31, 2017 includes no merger related expenses. The Company believes that presenting the effective tax rate, net income, return on average assets (ROAA), return on average equity (ROAE), and earnings per common share, excluding the impact of merger & acquisition expenses, provides additional clarity to the users of the financial statements regarding core financial performance. The following table presents a comparison of the effective tax rate, net income, ROAA, ROAE, and earnings per common share as reported, and as adjusted for the impact of merger & acquisition expenses, for the periods indicated.

	Three months ended
	March 31,
($’s in thousands except per share amounts)	2018	2017
Net income before tax	$19,350	$19,431
Effect of merger expense	476	—

Adjusted net income before tax	$19,826	$19,431

Income tax expense	$5,440	$7,352
Effect of merger expense	39	—

Adjusted income tax expense	$5,479	$7,352

Net income	$13,910	$12,079
Effect of merger expense	437	—

Adjusted net income	$14,347	$12,079

Effective tax rate	28.1%	37.8%
Adjusted effective tax rate	27.6%	37.8%
ROAA	1.17%	1.08%
Adjusted ROAA	1.21%	1.08%
ROAE	11.00%	9.97%
Adjusted ROAE	11.34%	9.97%
Earnings per common share:
Basic	$0.61	$0.53
Diluted	$0.60	$0.52
Adjusted earnings per common share:
Basic	$0.62	$0.53
Diluted	$0.62	$0.52
M&A expense	$476	—
Non-deductible M&A expense	$343	—
Average assets	$4,741,227	$4,493,657
Average equity	$506,013	$484,811
Weighted average shares	22,956,239	22,870,467
Weighted average diluted shares	23,283,127	23,231,778

Richard P. Smith, President and CEO of the Company commented, “Our Company enjoyed another strong quarter of performance as consistent loan demand continued to provide the catalyst for revenue growth. Total loans grew by 1.8% during the quarter, or 7.2% annualized, and increased 11.2% over the prior year. Additionally, deposit growth also increased during the quarter during a period that normally sees deposit outflows. This performance is reflective of improved economic activity in our Northern California markets and generally to a more robust US and California economy.”

Smith added, “Other key activities affecting performance in the quarter include the benefits of lower corporate taxes, increased revenues from service charges and fees on deposit accounts and ATM/interchange revenues. Most important we continue to proceed with the approval and integration of our previously announced acquisition of FNB Bank of Northern California.”

About TriCo Bancshares

Established in 1975, Tri Counties Bank is a wholly-owned subsidiary of TriCo Bancshares (NASDAQ: TCBK) headquartered in Chico, California, providing a unique brand of customer Service with Solutions available in traditional stand-alone and in-store bank branches in communities throughout Northern and Central California. Tri Counties Bank provides an extensive and competitive breadth of consumer, small business and commercial banking financial services, along with convenient around-the-clock ATM, online and mobile banking access. Brokerage services are provided by the Bank’s investment services through affiliation with Raymond James Financial Services, Inc. Visit www.TriCountiesBank.com to learn more.

Important Additional Information about the Merger

The Company has filed a registration statement on Form S-4 with the SEC (filed on March 21, 2018 and amended on April 18, 2018), which includes a joint proxy statement of the Company and FNBB and a prospectus of the Company, and each party will file other documents regarding the proposed transaction with the SEC. A definitive joint proxy statement/prospectus will also be sent to the Company and FNBB shareholders seeking required shareholder approvals.

Before making any voting or investment decision, investors and security holders of the Company and FNBB are urged to carefully read the entire registration statement and joint proxy statement/prospectus, when they become available, as well as any amendments or supplements to these documents, because they will contain important information about the proposed transaction.

The documents filed by the Company and FNBB with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, the documents filed by the Company may be obtained free of charge at the Company’s website at https://www.tcbk.com/investor-relations and the documents filed by FNBB may be obtained free of charge at FNBB’s website at https://www.fnbnorcal.com/investor-relations-overview. Alternatively, these documents, when available, can be obtained free of charge from the Company upon written request to TriCo Bancshares, Attention: Craig Compton, Secretary, 63 Constitution Drive, Chico, CA 95973 or by calling (800) 922-8742 or from FNBB upon written request to FNB Bancorp, 975 El Camino Real, South San Francisco, CA, 94080, Attention: Corporate Secretary, or by calling (650) 588-6800.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy securities nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. This communication is also not a solicitation of any vote in any jurisdiction pursuant to the proposed transactions or otherwise. No offer of securities or solicitation will be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended. The communication is not a substitute for the joint proxy statement/prospectus that the Company and FNBB will file with the SEC.

Forward-Looking Statement

The statements contained herein that are not historical facts are forward-looking statements based on management’s current expectations and beliefs concerning future developments and their potential effects on the Company. Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of the Company. There can be no assurance that future developments affecting the Company will be the same as those anticipated by management. The Company cautions readers that a number of important factors could cause actual results to differ materially from those expressed in, or implied or projected by, such forward-looking statements. These risks and uncertainties include, but are not limited to, the following: the strength of the United States economy in general and the strength of the local economies in which the Company conducts operations; the effects of, and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System; inflation, interest rate, market and monetary fluctuations; the impact of changes in financial services policies, laws and regulations; technological changes; mergers and acquisitions, including costs or difficulties related to the integration of acquired companies; changes in the level of the Company’s nonperforming assets and charge-offs; any deterioration in values of California real estate, both residential and commercial; the effect of changes in accounting standards and practices; possible other-than-temporary impairment of securities held by the Company; changes in consumer spending, borrowing and savings habits; ability to attract deposits and other sources of liquidity; changes in the financial performance and/or condition of our borrowers; the impact of competition from financial and bank holding companies and other financial service providers; unanticipated regulatory or judicial proceedings; the costs and effects of litigation and of unexpected or adverse outcomes in such litigation; and the Company’s ability to manage the risks involved in the foregoing. Additional factors that could cause results to differ materially from those described above can be found in our Annual Report on Form 10-K for the year ended December 31, 2017, which is on file with the Securities and Exchange Commission (the “SEC”) and available in the “Investor Relations” section of our website, https://www.tcbk.com/investor-relations and in other documents we file with the SEC. Annualized, pro forma, projections and estimates are not forecasts and may not reflect actual results.

In addition to factors previously disclosed in reports filed by the Company and FNBB with the SEC, risks and uncertainties for the Company, FNBB and the combined company include, but are not limited to: the possibility that any of the anticipated benefits of the proposed merger will not be realized or will not be realized within the expected time period; the risk that integration of FNBB’s operations with those of the Company will be materially delayed or will be more costly or difficult than expected; the inability to close the merger in a timely manner; the inability to complete the merger due to the failure of the Company’s or FNBB’s shareholders to adopt the merger agreement; diversion of management’s attention from ongoing business operations and opportunities; the failure to satisfy other conditions to completion of the merger, including receipt of required regulatory and other approvals; the failure of the proposed merger to close for any other reason; the challenges of integrating and retaining key employees; the effect of the announcement of the merger on the Company’s, FNBB’s or the combined company’s respective customer relationships and operating results; the possibility that the merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events; and general competitive, economic, political and market conditions and fluctuations. All forward-looking statements included in this filing are made as of the date hereof and are based on information available at the time of the filing. Except as required by law, neither the Company nor FNBB assumes any obligation to update any forward-looking statement.

Proxy Solicitation

The Company, FNBB, their directors, executive officers and certain other persons may be deemed to be participants in the solicitation of proxies from the Company’s and FNBB’s shareholders in favor of the approval of the merger. Information about the directors and executive officers of the Company and their ownership of the Company’s common stock is set forth in the proxy statement for the Company’s 2018 annual meeting of shareholders, as previously filed with the SEC on April 18, 2018. Information about the directors and executive officers of FNBB and their ownership of FNBB common stock is set forth in FNBB’s Amendment No. 1 on Form 10-K/A, as previously filed with the SEC on April 20, 2018. Shareholders may obtain additional information regarding the interests of such participants by reading the registration statement and the proxy statement/prospectus when they become available.

TRICO BANCSHARES - CONSOLIDATED FINANCIAL DATA

(Unaudited. Dollars in thousands, except share data)

	Three months ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2018	2017	2017	2017	2017
Statement of Income Data
Interest income	$47,121	$46,961	$45,913	$45,044	$43,484
Interest expense	2,135	1,868	1,829	1,610	1,491
Net interest income	44,986	45,093	44,084	43,434	41,993
Provision (benefit from reversal of provision) for loan losses	(236)	1,677	765	(796)	(1,557)
Noninterest income:
Service charges and fees	9,356	9,562	9,475	9,479	8,907
Other income	2,934	2,916	3,455	3,431	2,796
Total noninterest income	12,290	12,478	12,930	12,910	11,703
Noninterest expense:
Base salaries net of deferred loan origination costs	13,962	13,942	13,600	13,657	13,390
Incentive compensation expense	2,452	2,247	2,609	2,173	2,198
Employee benefits and other compensation expense	5,238	4,421	4,724	4,664	5,305
Total salaries and benefits expense	21,652	20,610	20,933	20,494	20,893
Other noninterest expense	16,510	17,466	16,289	15,410	14,929
Total noninterest expense	38,162	38,076	37,222	35,904	35,822
Income before taxes	19,350	17,818	19,027	21,236	19,431
Net income	$13,910	$2,989	$11,897	$13,589	$12,079
Share Data
Basic earnings per share	$0.61	$0.13	$0.52	$0.59	$0.53
Diluted earnings per share	$0.60	$0.13	$0.51	$0.58	$0.52
Book value per common share	$22.01	$22.03	$22.09	$21.76	$21.28
Tangible book value per common share	$19.00	$19.01	$19.04	$18.70	$18.20
Shares outstanding	22,956,323	22,955,963	22,941,464	22,925,069	22,873,305
Weighted average shares	22,956,239	22,944,523	22,931,855	22,899,600	22,870,467
Weighted average diluted shares	23,283,127	23,289,545	23,244,235	23,240,112	23,231,778
Credit Quality
Nonperforming originated loans	$16,080	$15,463	$11,689	$10,581	$13,234
Total nonperforming loans	24,381	24,394	21,955	17,429	19,511
Foreclosed assets, net of allowance	1,564	3,226	3,071	3,489	3,529
Loans charged-off	480	627	862	2,512	409
Loans recovered	$366	$526	$701	$434	$480
Selected Financial Ratios
Return on average total assets	1.17%	0.26%	1.04%	1.21%	1.08%
Return on average equity	11.00%	2.33%	9.38%	10.93%	9.97%
Average yield on loans	5.03%	5.18%	5.18%	5.23%	5.06%
Average yield on interest-earning assets	4.33%	4.44%	4.42%	4.42%	4.27%
Average rate on interest-bearing liabilities	0.30%	0.27%	0.27%	0.24%	0.22%
Net interest margin (fully tax-equivalent)	4.14%	4.26%	4.24%	4.26%	4.13%
Supplemental Loan Interest Income Data:
Discount accretion PCI - cash basis loans	$246	$516	$398	$386	$112
Discount accretion PCI - other loans	60	445	407	797	631
Discount accretion PNCI loans	326	528	559	987	798
All other loan interest income	37,417	36,705	35,904	34,248	33,373
Total loan interest income	$38,049	$38,194	$37,268	$36,418	$34,914

TRICO BANCSHARES - CONSOLIDATED FINANCIAL DATA

(Unaudited. Dollars in thousands)

	Three months ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2018	2017	2017	2017	2017
Balance Sheet Data
Cash and due from banks	$182,979	$205,428	$188,034	$167,649	$323,706
Securities, marketable equity	2,890	2,938	2,957	2,955	3,033
Securities, available for sale	735,895	727,945	675,279	669,614	568,686
Securities, held to maturity	496,035	514,844	536,567	559,518	580,137
Restricted equity securities	16,956	16,956	16,956	16,956	16,956
Loans held for sale	2,149	4,616	2,733	2,537	1,176
Loans:
Commercial loans	216,015	220,500	227,479	225,743	212,685
Consumer loans	348,789	365,113	361,320	360,782	357,593
Real estate mortgage loans	2,359,379	2,291,995	2,194,874	2,106,567	2,066,372
Real estate construction loans	145,550	137,557	147,940	133,301	124,542
Total loans, gross	3,069,733	3,015,165	2,931,613	2,826,393	2,761,192
Allowance for loan losses	(29,973)	(30,323)	(28,747)	(28,143)	(31,017)
Foreclosed assets	1,564	3,226	3,071	3,489	3,529
Premises and equipment	58,558	57,742	54,995	51,558	49,508
Cash value of life insurance	98,391	97,783	97,142	96,410	95,783
Goodwill	64,311	64,311	64,311	64,311	64,311
Other intangible assets	4,835	5,174	5,513	5,852	6,204
Mortgage servicing rights	6,953	6,687	6,419	6,596	6,860
Accrued interest receivable	12,407	13,772	12,656	11,605	11,236
Other assets	56,274	55,051	86,936	62,635	66,654
Total assets	$4,779,957	$4,761,315	$4,656,435	$4,519,935	$4,527,954
Deposits:
Noninterest-bearing demand deposits	$1,359,996	$1,368,218	$1,283,949	$1,261,355	$1,254,431
Interest-bearing demand deposits	1,022,299	971,459	965,480	956,690	947,006
Savings deposits	1,395,481	1,364,518	1,367,597	1,346,016	1,370,015
Time certificates	306,628	304,936	310,430	314,361	327,432
Total deposits	4,084,404	4,009,131	3,927,456	3,878,422	3,898,884
Accrued interest payable	958	930	867	781	770
Reserve for unfunded commitments	3,864	3,164	2,989	2,599	2,734
Other liabilities	63,529	63,258	62,850	59,868	66,938
Other borrowings	65,041	122,166	98,730	22,560	15,197
Junior subordinated debt	56,905	56,858	56,810	56,761	56,713
Total liabilities	$4,274,701	$4,255,507	$4,149,702	$4,020,991	$4,041,236
Total shareholders’ equity	$505,256	$505,808	$506,733	$498,944	$486,718
Accumulated other comprehensive gain (loss)	$(17,205)	$(5,228)	$(4,612)	$(4,501)	$(7,402)
Average loans	$3,028,178	$2,948,277	$2,878,944	$2,783,686	$2,758,544
Average interest-earning assets	$4,380,596	$4,289,656	$4,214,488	$4,135,021	$4,130,469
Average total assets	$4,741,227	$4,658,677	$4,572,424	$4,492,389	$4,493,657
Average deposits	$4,004,332	$3,961,422	$3,878,183	$3,851,519	$3,862,793
Average total equity	$506,013	$513,007	$507,389	$497,225	$484,811
Total risk based capital ratio	13.9%	14.1%	14.4%	14.8%	15.0%
Tier 1 capital ratio	13.0%	13.2%	13.6%	13.9%	14.0%
Tier 1 common equity ratio	11.6%	11.7%	12.1%	12.3%	12.4%
Tier 1 leverage ratio	10.8%	10.8%	11.0%	11.0%	10.8%
Tangible capital ratio	9.3%	9.3%	9.5%	9.6%	9.3%

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